UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 18, 2005

Belden & Blake Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Stoneham Road, North Canton, Ohio		44720
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-499-1660

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2005, we entered into a severance agreement with Richard R. Hoffman, former Senior Vice President of Operations, which is attached as exhibit 10.1 and incorporated herein by reference. The terms of the agreement state that Mr. Hoffman will receive severance pay in the amount of $266,884 and we will pay Mr. Hoffman's COBRA premiums under our group health plan if Mr. Hoffman timely elects COBRA continuation coverage thereunder for the entire period of time he is eligible for COBRA continuation coverage. This will be done in return for a general release of claims against us, except with respect to his vested benefits under our 401(k) plan. The agreement will become effective only after the expiration of a seven day revocation period from the date of execution.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
Number Description

10.1 Severance Release Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Belden & Blake Corporation

February 22, 2005	By:	Robert W. Peshek

Name: Robert W. Peshek
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Severance Release Agreement